Exhibit 99.2

For More Information:

Jim McCubbin, EVP & CFO	Brett Maas or Dave Fore
WidePoint Corporation	Hayden IR
7926 Jones Branch Drive, Suite 520	(646) 536-7331
McLean, VA 22102	brett@haydenir.com
(703) 349-2577
jmccubbin@widepoint.com

WidePoint Corporation Announces Third Quarter 2013 Financial Results

--Federal Government Disruptions Delay Forecasted Revenue Growth--

WASHINGTON, November 14, 2013 /PRNewswire-FirstCall/ -- WidePoint Corporation (NYSE Mkt: WYY), a leading provider of Managed Mobility Solutions featuring enterprise-wide telecommunications management, identity and data assurance, and consulting solutions deliverable in a secured cloud environment; today announced financial results for the three and nine month periods ended September 30, 2013.

Nine Months 2013 Financial Highlights

•	Net revenue decreased 14% to $35.5 million from $41.4 million in last year’s comparable period.

•	Gross profit increased to 28% of revenue as compared to 24% in last year’s comparable period.

•	Income from operations was approximately $8,000, as compared to income from operations of approximately $110,000 in last year’s comparable period.

•	Net income was approximately $399,000, as compared to net loss of approximately $(1,000) in last year’s comparable period.

Three Months 2013 Financial Highlights

•	Net revenue decreased 20% to approximately $12.2 million, as compared to approximately $15.2 million in last year’s comparable period.

•	Gross margin was 24%, unchanged from last year’s comparable period.

•	Loss from operations was approximately $(54,000) compared to income from operations of approximately $459,000 in last year’s comparable period.

•	Net income was approximately $295,000 compared to a net income of approximately $244,000 in last year’s third quarter.

Business Highlights

o	Awarded customized security solution purchase order from tier-one telecommunications carrier.
o	Awarded additional option year under our GSA MVS contract.
o	Awarded 2nd cybersecurity purchase order from major U.S. based federal contractor.
o	Awarded major new federal government agency service agreement for MMS Services.
o	Won 5 new account relationships with Forbes 500 clients.
o	Consummated a software licensing award with new white label reseller resulting in the conversion of 14+ commercial clients to our telecommunications management service platform.
o	Awarded 3 new reseller state and local telecommunications projects.
o	Conducted industry demonstrations of newly development ‘Cert on Chip’/Mobile Security Management capability.
o	Entered into 3 new reseller/partnership agreements, enhancing our channel strategy both domestically and internationally.
o	Expanded our current channel partnership with 7th largest accounting firm by adding two new trained offices in support of our managed mobility services offerings.

Steve Komar, CEO, WidePoint, commented, “During the third quarter, we faced some headwinds that impacted our revenue performance, including federal government sequester-related purchase delays, and slowed contracting pipeline and implementation attributed to the pending federal government shutdown. In addition, our forecasted revenue performance was affected by the delay through the end of the quarter of the presumed favorable resolution of the long- standing protest of our DHS multi-year telecommunications management award. That said, our sales and marketing efforts, featuring a deployed national direct sales force and re-positioned portfolio of services solutions, continue to accelerate with growing pipelines and new awards. We are also very pleased with the start of the selective demonstrations of our new ‘Cert on Chip’/Mobile Security Management capability, developed specifically to meet the identity protection needs of the mobile communications environment.”

James McCubbin, WidePoint CFO, added, “We continue to invest, manage, and balance our capital around our operating income, all while continuing to pay down debt. We’ve achieved this balance while also funding the reinvestment programs we launched in 2013 to competitively re-position the Company in future years.”

Conference Call Information

A conference call and live webcast will take place at 4:30 p.m. Eastern Time, on Thursday, November 14, 2013. Anyone interested in participating should call 1-877-941-8416 if calling within the United States or 1-480-629-9808 if calling internationally. There will be a playback available until November 28, 2013. To listen to the playback, please call 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use PIN code 4647019 for the replay. The call will also be accompanied live by webcast over the Internet and accessible at http://public.viavid.com/index.php?id=106556.

About WidePoint

WidePoint is an IT specialist providing a suite of Managed Mobility Solutions, including specialized telecommunications management, cybersecurity, and consulting solutions utilizing its advanced information technology products and services. WidePoint has several wholly owned subsidiaries holding major government and commercial contracts. WidePoint enables enterprises and agencies to deploy fully compliant IT services in accordance with government-mandated regulations and advanced system requirements. For more information, visit www.widepoint.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; (iv) the declaration and payment of dividends; and (v) the risk factors disclosed in the Company's periodic reports filed with the SEC. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company's Forms 10-K and 10-Q filed with the SEC.

-tables follow-

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	SEPTEMBER 30,	DECEMBER 31,
	2013	2012

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,409,230	$1,857,614
Accounts receivable, net of allowance for doubtful accounts	6,950,553	6,932,366
of $30,043 and $76,886 in 2013 and 2012, respectively
Unbilled accounts receivable	1,187,498	2,969,450
Inventories	268,803	286,920
Prepaid expenses and other assets	341,918	482,389
Income taxes receivable	-	138,575
Deferred income taxes	473,430	473,430

Total current assets	11,631,432	13,140,744

NONCURRENT ASSETS
Property and equipment, net	1,428,489	1,428,323
Intangibles, net	3,943,548	4,969,241
Goodwill	16,618,467	16,618,467
Deferred income tax asset, net of current	3,948,658	3,346,948
Deposits and other assets	71,027	76,118

TOTAL ASSETS	$37,641,621	$39,579,841

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short term note payable	$34,001	$113,018
Accounts payable	5,413,060	5,555,419
Accrued expenses	3,210,284	3,539,710
Deferred revenue	280,987	173,655
Income taxes payable	73,520	-
Current portion of long-term debt	199,033	1,102,741
Current portion of deferred rent	9,023	51,196
Current portion of capital lease obligations	10,552	42,878

Total current liabilities	9,230,460	10,578,617

NONCURRENT LIABILITIES
Long-term debt, net of current portion	3,658,929	4,918,732
Capital lease obligation, net of current portion	102,715	102,244
Deferred rent, net of current portion	69,631	15,786
Deferred revenue	21,105	25,231
Deposits and other liabilities	1,964	1,964

Total liabilities	13,084,804	15,642,574

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 110,000,000 shares
authorized; 63,857,357 and 63,751,857 shares issued
and outstanding, respectively	63,857	63,752
Additional paid-in capital	69,814,932	69,594,390
Accumulated deficit	(45,321,972)	(45,720,875)

Total stockholders’ equity	24,556,817	23,937,267

Total liabilities and stockholders’ equity	$37,641,621	$39,579,841

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2013	2012	2013	2012
REVENUES	$12,222,505	$15,210,896	$35,534,573	$41,423,281
COST OF REVENUES (including amortization and depreciation of
$363,040, $419,658, $1,100,968 and $1,262,105, respectively)	9,243,536	11,637,696	25,754,110	31,645,847

GROSS PROFIT	2,978,969	3,573,200	9,780,463	9,777,434

OPERATING EXPENSES
Sales and Marketing	675,780	705,190	2,361,900	2,222,305
General and Administrative Expenses (including share-based
compensation of $68,659, $55,593, $180,927 and $165,873,
respectively, and gain on change in fair value of contingent
obligation of $661,000, $0, $1,250,000 and $0, respectively)	2,282,991	2,334,492	7,196,607	7,231,857
Depreciation and Amortization	74,142	74,682	213,661	213,658

Total Operating Expenses	3,032,913	3,114,364	9,772,168	9,667,820

(LOSS) INCOME FROM OPERATIONS	(53,944)	458,836	8,295	109,614

OTHER INCOME (EXPENSE)
Interest Income	2,727	956	6,188	4,179
Interest Expense	(15,414)	(85,366)	(130,933)	(264,570)
Other Income (Expense)	5,927	11,091	14,432	19,946

Total Other Income (Expense)	(6,760)	(73,319)	(110,313)	(240,445)

(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(60,704)	385,517	(102,018)	(130,831)
INCOME TAX (BENEFIT) PROVISION	(355,525)	141,809	(500,921)	(129,880)

NET INCOME (LOSS)	$294,821	$243,708	$398,903	$(951)

BASIC EARNINGS PER SHARE	$0.005	$0.004	$0.006	$(0.000)

BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	63,824,647	63,651,857	63,776,387	63,427,681

DILUTED EARNINGS PER SHARE	$0.005	$0.004	$0.006	$(0.000)

DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	64,014,359	63,820,891	64,103,082	63,427,681

WIDEPOINT CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP EARNINGS TO NON-GAAP ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2013	2012	2013	2012

NET INCOME (LOSS)	$295,000	$244,000	$399,000	$(1,000)
Adjustments to GAAP net income (loss):
Gain on change in fair value of contingent obligation	(661,000)	-	(1,250,000)	-
Depreciation and amortization	437,000	494,000	1,315,000	1,476,000
Amortization of deferred financing costs	5,000	-	9,000	-
Income tax provision (benefit)	(356,000)	142,000	(501,000)	(130,000)
Interest income	(3,000)	(1,000)	(6,000)	(4,000)
Interest expense	15,000	85,000	131,000	265,000
Other (expense) income	(6,000)	(11,000)	(14,000)	(20,000)
Stock-based compensation expense	69,000	56,000	181,000	166,000
Avalon business combination transaction and related costs	-	-	-	12,000
Avalon integration initiatives	400	20,000	20,000	81,000

Adjusted EBITDA	$(204,600)	$1,029,000	$284,000	$1,845,000